EXHIBIT (h)(10)

FUND SERVICES AGREEMENT

REVISED SCHEDULE A-1
EFFECTIVE AS OF JUNE 1, 2009

LIST OF FUNDS ORGANIZED UNDER THE INVESTMENT COMPANY ACT OF 1940
(“40-ACT FUNDS”)

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC. – VP INTERNATIONAL FUND
AMERICANCENTURY WORLD MUTUAL FUNDS, INC. – EMERGING MARKETS FUND
AMERICANCENTURY WORLD MUTUAL FUNDS, INC. – GLOBAL GROWTH FUND
AMERICANCENTURY WORLD MUTUAL FUNDS, INC. – INTERNATIONAL DISCOVERY FUND
AMERICANCENTURY WORLD MUTUAL FUNDS, INC. – INTERNATIONAL GROWTH FUND
AMERICANCENTURY WORLD MUTUAL FUNDS, INC. – INTERNATIONAL OPPORTUNITIES FUND
AMERICANCENTURY WORLD MUTUAL FUNDS, INC. – INTERNATIONAL STOCK FUND
AMERICANCENTURY WORLD MUTUAL FUNDS, INC. – INTERNATIONAL VALUE FUND
AMERICANCENTURY WORLD MUTUAL FUNDS, INC. – NT EMERGING MARKETS FUND
AMERICANCENTURY WORLD MUTUAL FUNDS, INC. – NT INTERNATIONAL GROWTH FUND

APPROVED:

AMERICAN CENTURY GLOBAL INVESTMENT MANAGEMENT, INC.

BY:                  /s/ Wayne McCoach

TITLE:            AVP

DATE:            6/11/2009

J.P. MORGAN INVESTOR SERVICES CO.

BY:                  /s/ Daniel J. Maniello

TITLE:            Executive Director

DATE:            6-11-2009